                                             CONTENTS


                                                                       Statement
                                                                          No.

    Balance sheets at December 31, 1996, and pro forma giving
       effect as at that date to the adjustments set forth herein:
          Allegheny Power System, Inc. and Subsidiaries                   1-A




    Statements of income and retained earnings for twelve months ended December 31, 1996, and pro forma giving effect
       as at beginning of period to the adjustments set forth herein:
          Allegheny Power System, Inc. and Subsidiaries                   1-B


    These financial statements have been prepared for Form U-1 purposes and are unaudited.

    Reference is made to the Notes to Financial Statements in the Allegheny Power System companies combined Annual Report on
    Form 10-K for the year ended December 31, 1996.



    The income statements do not reflect any additional income from investments which may be made with the proceeds from the transactions set forth in this application-declaration.

    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES            Statement 1-A
    CONSOLIDATED BALANCE SHEET - DECEMBER 31, 1996
    PER BOOKS AND PRO FORMA GIVING EFFECT AS AT
    THAT DATE TO THE ADJUSTMENTS SET FORTH HEREIN


                                                                                                (Thousands)
    Assets                                                                  Per Books          Adjustments        Pro Forma

    Property, plant, and equipment:
       At original cost                                                      8,206,213                             8,206,213
       Accumulated depreciation                                             (2,910,022)                           (2,910,022)
                                                                             5,296,191                             5,296,191
    Investments and other assets:
       Subsidiaries consolidated--excess of cost
          over book equity at acquisition                                       15,077                                15,077
       Benefit plans' investments                                               63,197                                63,197
       Other                                                                     4,359                                 4,359
                                                                                82,633                                82,633
    Current assets:
       Cash and temporary cash investments                                      19,242                                19,242
       Accounts receivable:
          Electric service, net of $15,052,000 uncollectible allowance         280,154                               280,154
          Other                                                                 22,188                                22,188
       Materials and supplies--at average cost:
          Operating and construction                                            82,057                                82,057
          Fuel                                                                  60,755                                60,755
       Prepaid taxes                                                            62,110                                62,110
       Deferred income taxes                                                    39,428                                39,428
       Other                                                                    16,324                                16,324
                                                                               582,258                0              582,258
    Deferred charges:
       Regulatory assets                                                       565,185                               565,185
       Unamortized loss on reacquired debt                                      53,403                                53,403
       Deferred tax asset                                                                         6,030 (2)            6,030
       Other                                                                    38,840                                38,840
                                                                               657,428            6,030              663,458

              Total Assets                                                   6,618,510            6,030            6,624,540

    Capitalization and Liabilities
    Capitalization:
       Common stock                                                            152,300              625 (1)          152,925
       Other paid-in capital                                                 1,028,124           14,563 (1)        1,042,687
       Retained earnings                                                       988,667           (9,158)(2)          979,509
                                                                             2,169,091            6,030            2,175,121
       Preferred stock                                                         170,086                               170,086
       Long-term debt of subsidiaries                                        2,397,149                             2,397,149
                                                                             4,736,326            6,030            4,742,356
    Current liabilities:
       Short-term debt                                                         156,430                               156,430
       Long-term debt due within one year                                       26,900                                26,900
       Accounts payable                                                        147,161                               147,161
       Taxes accrued:
          Federal and state income                                               7,173                                 7,173
          Other                                                                 62,361                                62,361
       Interest accrued                                                         40,630                                40,630
       Deferred power costs                                                     22,845                                22,845
       Restructuring liability                                                  56,101                                56,101
       Other                                                                    57,436                                57,436
                                                                               577,037                0              577,037
    Deferred credits and other liabilities:
       Unamortized investment credit                                           141,519                               141,519
       Deferred income taxes                                                 1,000,023                             1,000,023
       Regulatory liabilities                                                   93,216                                93,216
       Other                                                                    70,389                                70,389
                                                                             1,305,147                             1,305,147

                    Total Capitalization and Liabilities                     6,618,510            6,030            6,624,540



    (1) Proposed issuance of 500,000 shares of common stock @ $30.375 (December 1996 closing price) $1.25 par value under the Company's Performance Share Plan.

    (2) See Statement 1-B.

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                                                              Statement 1-B


    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF INCOME FOR TWELVE MONTHS ENDED DECEMBER 31, 1996 PER BOOKS AND PRO FORMA GIVING EFFECT AS AT BEGINNING OF PERIOD
    TO THE ADJUSTMENTS SET FORTH HEREIN


                                                       (Thousands)
                                                       Per Books        Adjustments       Pro Forma

    ELECTRIC OPERATING REVENUES                         2,327,649                         2,327,649

    OPERATING EXPENSES:
       Operation:
         Fuel                                             513,210                           513,210
         Purchased power and exchanges, net               184,357                           184,357
         Deferred power costs, net                         15,621                            15,621
         Other                                            299,817           15,188          315,005
       Maintenance                                        243,314                           243,314
       Restructuring charges and asset write-offs         103,865                           103,865
       Depreciation                                       263,246                           263,246
       Taxes other than income taxes                      185,373                           185,373
       Federal and state income taxes                     127,992           (6,030)         121,962
                  Total Operating Expenses              1,936,795            9,158        1,945,953
                  Operating Income                        390,854           (9,158)         381,696

    OTHER INCOME AND DEDUCTIONS:
       Allowance for other than borrowed funds
          used during construction                          3,157                             3,157
       Other income, net                                    4,370                             4,370
                 Total Other Income and Deductions          7,527                             7,527
                 Income Before Interest Charges and
                   Preferred Dividends                    398,381           (9,158)         389,223

    INTEREST CHARGES AND PREFERRED DIVIDENDS:
       Interest on first mortgage bonds                   111,854                           111,854
       Interest on other long-term obligations             54,533                            54,533
       Other interest                                      15,398                            15,398
       Allowance for borrowed funds used during
          construction                                     (2,731)                           (2,731)
       Dividends on preferred stock of subsidiaries         9,280                             9,280
                Total Interest Charges and
                    Preferred Dividends                   188,334                0          188,334


    Consolidated Net Income                               210,047           (9,158)         200,889


                                                          Statement 1-B
                                                          (continued)

    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF RETAINED EARNINGS
    FOR TWELVE MONTHS ENDED DECEMBER 31, 1996



                                                                       (Thousands)
                                                          Per Books   Adjustments    ProForma


    Balance at January 1, 1996                              983,340                    983,340


    Add:

        Consolidated net income                             210,047      (9,158)       200,889
                                                          1,193,387      (9,158)     1,184,229


    Deduct:

         Dividends on common stock of Allegheny
            Power System, Inc. (cash)                       204,720                    204,720


    Balance at December 31, 1996                            988,667      (9,158)       979,509
